UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JUNE 19, 2009

PRIME SUN POWER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

866-523-5551
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Agreement.

Separation and Mutual Release Agreement

On June 19, 2009, Prime Sun Power Inc. (the “Company”) entered into a Separation and Mutual Release Agreement (the “Separation Agreement”) with Frank Juergens as described in Item 5.02 herein and incorporated into this Item 1.01 by reference thereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Frank Juergens as Chief Operating Officer and Interim Chief Executive Officer

Effective as of June 19, 2009, Mr. Frank Juergens resigned as the Chief Operating Officer and Interim Chief Executive Officer of the Company. The Company and Mr. Juergens entered into a Separation Agreement regarding the cessation of his services to the Company as Chief Operating Officer and Interim Chief Executive Officer.  Pursuant to the terms of the Separation Agreement, both Mr. Juergens and the Company have mutually released each other, subject to a final payment which the Company will make to Mr. Juergens in the amount of 87,633 Swiss Francs.

Resignation of Mathias Kaiser as Chief Financial Officer

Effective as of June 19, 2009, Mr. Mathias Kaiser has resigned as the Chief Financial Officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIME SUN POWER INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date:        June 30, 2009